Exhibit 10.7

JONING CORP.
1350 Avenue of the Americas, 24th Floor
New York, NY 10019

January 28, 2010

Klip America, Inc.
6450 Lusk Blvd.
San Diego, CA 92121
Attention: Sean Frost

Re:  Acquisition of Control of Klip America, Inc.

Dear Sean:

This letter shall confirm the tentative agreement between Joning Corp., a Nevada corporation, (the “Company”), and Klip America, Inc., a Nevada corporation (“Klip”), to complete a share exchange transaction pursuant to which the Company will acquire all of the issued and outstanding stock of Klip in exchange for an amount of Company shares which will be determined at the time of execution of the Definitive Agreement (as defined below) according to a formula based on the percentage of contribution to the Company’s overall revenue, which will be negotiated by the parties in good faith.  Upon completion of such share exchange transaction, Klip will become a wholly owned subsidiary of the Company.

Our agreement is on the terms and subject to the conditions described below.  Except for Paragraphs numbers 5 and 6 below, however, this letter represents only our current good-faith intention to negotiate and enter into a definitive share exchange agreement (the “Definitive Agreement”) in a mutually acceptable form containing terms which are generally consistent with those set forth in this letter.  None of the parties hereto shall have any liability to the other if we fail to execute a Definitive Agreement for any reason or for no reason.  Statements below as to what we or what you will do or agree to do, or the like, are so expressed for convenience only, and are understood in all instances (except for paragraphs 5 and 6 below) to be subject to our mutual continued willingness to proceed with any transaction as our negotiations of the terms of the Definitive Agreement take place.

1.  The fundamental terms of the transaction are as follows:

a)
The Company shall acquire all of the issued and outstanding stock of Klip solely in exchange for the issuance of newly issued shares of common stock of the Company in an amount that will be determined by the parties in good faith negotiations.

b)
The shares issued in the share exchange transaction shall be issued in a private transaction which is exempt from registration under the Securities Act of 1933, as amended (the “Act”) and under applicable state securities laws, and accordingly, such shares shall constitute “restricted securities” as that term is defined in Rule 144 under the Act.

2.	The parties mutually agree to proceed in good faith toward negotiation and execution of the Definitive Agreement which shall provide for the transactions described herein.

3.	The Definitive Agreement will contain the usual representations, warranties, conditions and covenants typical in such transactions, and will be, inter alia, subject to the following conditions:

a)
A complete and satisfactory due diligence review by the Company of the books and records of Klip.  Klip agrees to provide the Company and its agents with complete access to all of Klip’s books, records and personnel for purposes of conducting such due diligence review.

b)	The occurrence of no material changes in the Company’s business or capitalization between the date of signing the Definitive Agreement and the date of closing, other than as required herein.

c)
Completion of the audit of Klip’s books and records according to the rules of the United States Securities and Exchange Commission in accordance with Generally Accepted Accounting Principles (“GAAP”) by the Company’s auditors, Rosen Seymour, Shapss Martin & Company LLP or any such other auditor as may be chosen by the Company.

d)	Approval of the share exchange by the Board of Directors of the Company.

e)	Confirmation that the representations and warranties of Klip are true and accurate in all material respects.

4.	Each party to this letter shall bear its own expenses related to completion of the transactions described herein.

5.
Klip hereby agrees to defend, indemnify and hold harmless the Company and all of the Company’s officers, directors, stockholders, employees and agents against any and all expenses, liabilities, costs and damages (other than costs and expenses directly incurred by the Company and the officers, directors, stockholders, employees and agents of the Company in the process of their due diligence review), including, but not limited to all expenses of defense and investigation relating thereto, of any and every nature and description, however incurred, arising out of any wrongful or negligent act or omission by Klip, or any designee of Klip related to this letter, the Definitive Agreement, and the transactions described herein, including but not limited to the share exchange transaction described in paragraph 1 above, and any agreements or proceedings related to any of them.  The Definitive Agreement shall include parallel reciprocal indemnity provisions by the Company for the benefit of Klip and its respective designees.

6.
The Company hereby agrees that all information provided by Klip and identified as “confidential” by Klip will be treated as such, and the Company will not make any use of such information other than with respect to the transaction described herein.  Likewise, Klip hereby agrees that all information provided by the Company and identified as “confidential” by the Company will be treated as such, and Klip will not make any use of such information other than with respect to the transaction described herein. If this letter shall be terminated without the execution of a Definitive Agreement relating to the transactions contemplated hereby, each party shall return to the other all such confidential information in their possession, or will certify to each other that all such confidential information which has not been returned has been destroyed.

7.
This letter may be terminated (i) by mutual consent of all parties, or (ii) by either party if the Definitive Agreement relating to the transaction contemplated hereby has not been executed by the later of December 31, 2010 or 30 days from completion of Klip’s GAAP audit as provided in paragraph 8 hereof.

8.
The Definitive Agreement to be prepared and executed in accordance with the provisions herein shall provide for closing of the share exchange transaction contemplated hereby as soon as reasonably possible, subject to Klip providing its most recent two (2) years (or as required by applicable law) audited financial statements prepared in accordance with GAAP.

9.	In the event of termination of this letter pursuant to Paragraph 7 above, all provisions hereof shall terminate except as provided in Paragraphs 5 and 6.

10.
This letter shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

11.
CONSENT TO JURISDICTION.  THE PARTIES HERETO HEREBY IRREVOCABLY AGREE THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK (WITHIN NEW YORK COUNTY) AND THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN THE STATE OF NEW YORK (WITHIN NEW YORK COUNTY) AND FURTHER IRREVOCABLY WAIVE ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

12.
WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

13.
This letter may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement provided; however, that in the interest of expediency, the parties hereto may deliver executed copies of this letter by facsimile, and each such facsimile executed copy shall be binding on and enforceable against the party delivering such facsimile copy

If the foregoing correctly reflects the terms of our agreement, please sign and fax back this letter to (212) 755-6833.

Very truly yours,
Joning Corp.

By: ________________________
John R. Rice, III, President

AGREED TO AND ACCEPTED:

Klip America, Inc.

By:____________________________
Name:
Title:

Date: ___________________________